SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT
            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934




December 23, 1997                                 1-8309
Date of Report                          Commission File Number
(Date of earliest event reported)


               Price Communications Corporation
    (Exact name of registrant as specified in its charter)


New York                                     13-2991700
(State or other jurisdiction     (I.R.S. Employer Identification
of incorporation                              Number)




                    45 Rockefeller Plaza
                   New York, New York 10020
   (Address of principal executive offices) (Zip Code)

                         (212) 757-5600
   Registrant's telephone number, including area code










Item 5.  Other Events.

The following is a description of the common stock, par value
$.01 per share (the "Common Stock") of Price Communications
Corporation:

     In the election of directors and other matters submitted to shareholders, holders of Common Stock are entitled to cast one noncumulative vote for each share held. Holders of Common Stock have no conversion or preemptive rights and the Common Stock is not redeemable. In the event of liquidation, holders of Common Stock are entitled to share ratably in any of the net assets of the Company available for distribution to them. Holders of Common Stock are entitled to receive dividends out of funds legally available therefor, at such times and in such amounts as the Board of Directors may deem advisable.



























                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PRICE COMMUNICATIONS CORPORATION


                              By: /s/ Robert Price
                                    Robert Price
                                    President

Date: December 23, 1997